UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2026.

SOLITARIO RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Colorado	001-32978	84-1285791
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390

Wheat Ridge, CO 80033

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 534-1030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	XPL	NYSE American

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01 Change in Registrant’s Certifying Accountant

On June 2, 2026, Solitario was notified that Assure CPA, LLC (“Assure”), which served as the independent registered public accounting firm of Solitario Resources Corp. (“Solitario”), merged into Sadler, Gibb & Associates (“Sadler”) pursuant to an asset purchase agreement. As a result of the transaction, Assure ceased operations as a public accounting firm and resigned as the Company’s independent registered public accounting firm. Solitario’s prior engagement with Assure as the Company’s independent registered public accounting firm has been concluded with the resignation of Assure.

On June 3, 2026, the Audit Committee of the Board of Directors (the “Audit Committee”) of Solitario approved the resignation of Assure and the appointment of Sadler as Solitario’s independent registered public accounting firm. The decision to change Solitario’s independent registered public accounting firm was the result of the merger of Assure with Sadler.

During the fiscal years ended December 31, 2025 and 2024, through the subsequent interim period preceding their appointment, neither Solitario, nor anyone on its behalf, consulted with Sadler regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of Solitario, and no written report or oral advice was provided to Solitario by Sadler that was an important factor considered by Solitario in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The audit reports of Assure on Solitario’s financial statements for the years ended December 31, 2025 and 2024 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent years ended December 31, 2025 and 2024 and through the subsequent interim period preceding the date of resignation of Assure, there were no disagreements between Solitario and Assure on any matter or accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which would have caused Assure to make reference thereto in its reports on Solitario’s financial statements for such fiscal years.

During the two most recent years ended December 31, 2025 and 2024 and through the subsequent interim period preceding the resignation of Assure, there were no reportable events as defined by Item 304(a)(1)(v) of Regulation S-K.

Solitario provided Assure with a copy of these disclosures as set forth under this Item 4.01 and requested that Assure furnish Solitario with a letter addressed to the Securities and Exchange Commission stating whether Assure agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of the response letter from Assure is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits

16.1	Letter from Assure CPA, LLC dated June 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 3, 2026

Solitario Resources Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer

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